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                                                                    EXHIBIT 99.4
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                    WIRELESS CABLE TELEVISION ASSOCIATES #38
                          C/O MANSFIELD & TANICK, P.A.
                            900 SECOND AVENUE SOUTH
                                   SUITE 1560
                          MINNEAPOLIS, MINNESOTA 55402

          CONSENT AND VOTE FOR APPROVAL OF THE AGREEMENT FOR THE SALE
                        OF THE ASSETS OF THE PARTNERSHIP


    The undersigned general partner of WIRELESS CABLE TV ASSOCIATES #38 (WCTVA #38), a California general partnership, hereby revokes all prior consents given with respect to the matters covered hereunder, and acknowledges receipt of the Notice of Special Meeting of General Partners and Proxy Statement/Prospectus, each dated January 26, 1996.


    THE PARTNERSHIP UNIT(S) REPRESENTED BY THIS SIGNED CONSENT WILL BE TREATED AS AN AFFIRMATIVE VOTE IN ACCORDANCE WITH THE SPECIFICATIONS MADE.

            PLEASE MARK YOUR CONSENT IN THE BOX USING DARK INK ONLY.


    Proposal to approve and adopt the Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 by and among WCTVA #38 and Heartland Wireless Communications, Inc. ("Heartland") a copy of which is included in the accompanying Proxy Statement/Prospectus as Appendix J, pursuant to which Heartland proposes to acquire substantially all of the assets of WCTVA #38 and to approve the Minneapolis Claim Assignment, the Minneapolis Liquidation Plan and the transactions related thereto all as part of one approval.


        / /  FOR                / /  AGAINST                / /  ABSTAIN

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    Your signature below will evidence your approval of the Amended and Restated
Purchase Agreement, the Minneapolis Claim Assignment, and the Minneapolis Liquidation Plan.


    Please execute this consent as your name appears hereon. When the Partnership Unit(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                Dated:                    , 1996

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                                                           Signature

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                                                   Signature if Held Jointly

  PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT USING THE ENCLOSED ENVELOPE.

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